Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in this Registration Statement of GreenBox POS (the “Company”) on Form S-8 of our report dated March 30, 2021, relating to the financial statements of GreenBox POS, as of December 31, 2020 and 2019.

/s/ BF Borgers CPA PC

BF Borgers CPA PC

Certified Public Accountants

Lakewood, CO

July 13, 2021